STOCK PURCHASE AGREEMENT

by and among

Value Exchange International, Inc., a Nevada, USA corporation

and

Value Exchange International (China), Limited, a Hong Kong SAR corporation,

and

TapServices, Inc., a Philippines corporation

and

Shareholders of TapServices, Inc., a Philippines corporation

January 23, 2017

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), dated January 23, 2017, is made by and among Value Exchange Int'l (China) Limited, a company organized under the laws of the Hong Kong SAR (the “Purchaser”) and a wholly owned subsidiary of Value Exchange International, Inc., a Nevada, U.S.A. corporation (“Parent”), Parent, TapServices, Inc., a corporation organized under the laws of the Republic of the Philippines (the “Company”) and the sole shareholder of the Company who is a signatory to this Agreement (“Seller”). Seller, Purchaser, Parent and Company may be referred to individually as a “party” and collectively as the “parties.”

RECITAL: A. The Seller owns and will own (including beneficial ownership) at the Closing One Thousand Two Hundred and Fifty (1,250) shares of Common Stock (the “Shares”) constituting One Hundred Percent (100%) of the issued and outstanding shares of capital stock of the Company and the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, One Hundred Percent (100%) of the Shares in accordance with the provisions of this Agreement. The Company’s Common Stock may be referred to as the “TSI Common Stock” below.

B. The Company will also issue or cause the issuance of Eighty-Eight Thousand and Forty-four (88,044) shares of TSI Common Stock to the Purchaser under this Agreement (referred to as the “C-Shares”).

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below. Other capitalized terms are defined in other sections of the Agreement:

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the actions, management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“BIR” means the Philippines Bureau of Internal Revenue.

“Company Plan” means any “employee benefit plan”, any “employee welfare benefit plan” and any other plan, Contract or arrangement involving compensation, including insurance coverage, severance benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained by the Company for the benefit of any current or former director, officer, employee or consultant of the Company and with respect to which the Company may have any Liability following the Closing Date.

“Contract” means any contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or consensual obligation that is legally binding.

“Corporate Officer,” with respect to the Company means those Persons holding the position of Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Manager, Treasurer, Corporate Secretary and Assistant Corporate Secretary of the Company, as appointed by the Board of Directors or shareholders of the Company.

“Effective Time” means 11:59 p.m. (Manila, Philippines time) on the Closing Date

“Employee” means any employee or officer of the Company, other than any Corporate Officer of the Company, acting solely in such capacity (but including any Corporate Officer who is otherwise an employee of the Company).

“Encumbrance” means any charge, claim, mortgage, encumbrance, pledge, security interest, restriction, adverse claim or other lien.

“Environment” means soil, land surface or subsurface strata, surface waters and ambient air (including indoor air).

“Environmental Law” means any Law that relates to protection of the Environment.

“Estimated Net Book Value” means a negative Two Hundred Seventy-Four Thousand Four Hundred Sixty-Nine U.S. Dollars (US$274,469).

“Financial Liability” means any of the following Liabilities: loans, accounts payable, mortgages pledges, security interests, liens, deferred revenues, and accrued expenses.

“Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, office, division or other entity and any court or other tribunal), (c) multinational organization or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Intellectual Property” means: (a) all patents and applications for patents and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part; (b) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights; (c) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing; (d) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data, trade secrets, and confidential business information; (e) all computer software including source, object and executable code, firmware, development tools, algorithms, files, records, technical drawings and related documentation, data and manuals; and (f) all copies and tangible embodiments of any of the foregoing.

“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Knowledge” means, (a) with respect to the Seller, the current conscious awareness of the Seller, (b) with respect to Company, any of the executive officers or senior managerial employees of the Company listed in Section 1.1(a) of the Seller Disclosure Schedule, and (c) with respect to the Purchaser, the current conscious awareness of any of the executive officers or senior managerial employees of the Purchaser listed in Section 1.1(a) of the Purchaser Disclosure Schedule.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance or code.

 “Liability” means any liability, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due.

“Loss” means any loss, damage, fine, penalty, interest, charge, cost or other Liability.

A violation or other matter is deemed to have a “Material Adverse Effect” on the Company, if such violation or other matter either individually or in the aggregate with all other circumstances, changes or effects, has a material adverse effect on business, assets, Liabilities, financial condition or results of operations of the Company, taken as a whole, but excluding (i) effects or changes resulting from major acts of terrorism, (ii) any circumstance, change or effect that results from any action taken pursuant to or in accordance with this Agreement or at the request of the Purchaser, (iii) changes or developments in Laws applicable to the business of the Company or the enforcement thereof, (iv) effects or changes that are generally applicable to the industries and markets in which the Company operates, (v) changes in the Philippines or world financial markets or general economic conditions (including prevailing interest rates), or (vi) the following effects directly and primarily arising out of the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity, leak or rumor with respect to any of the foregoing: (w) any actions of competitors, (x) any actions taken by or losses of customers or employees, (y) any delays or cancellations of orders for products or services, or (z) any reduction in the price of services or products offered by the Company in response to the reduction in price of comparable services or products offered by a competitor. “Material” means any fact, circumstance, development, event or matter that a reasonable person would consider important in deciding whether to sell, buy or hold any shares of capital stock.

“Net Book Value of the Company” means the amount as of the Effective Time by which the total book value of the assets of the Company exceeds the total book value of the Liabilities of the Company, as determined in accordance with Philippines Financial Accounting Standards.

“Permitted Encumbrances” means (a) carrier’s, warehousemen’s, mechanic’s, materialmen’s and other similar liens with respect to amounts that are not yet due and payable or that are being contested in good faith, (b) liens for Taxes that are not yet due and payable or that are being contested in good faith, (c) liens securing rental payments under capital lease arrangements, (d) restrictions on the transferability of securities arising under applicable securities Laws, (e) restrictions arising under applicable zoning and other land use Laws that do not, individually or in the aggregate, have a material adverse effect on the present use or occupancy of the property subject thereto, (f) defects, easements, rights of way, restrictions, covenants, claims, subleases or similar items relating to real property that do not, individually or in the aggregate, have a material adverse effect on the present use or occupancy of the real property subject thereto, (g) matters which would be disclosed by an accurate survey or inspection of any land, buildings, improvements and fixtures erected thereon and all appurtenances related thereto, (h) matters of public record that do not have a Material Adverse Effect, or (i) other charges, claims, mortgages, encumbrances, pledges, security interests or other liens that would not have a Material Adverse Effect.

“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

“Post-Closing Period” means any taxable period or portion of a period that begins after the Closing Date.

“Pre-Closing Period” means any taxable period or portion of a period that begins on or before the Closing Date and ends on the Closing Date.

“Proceeding” means any action, suit, litigation, arbitration, hearing, or formal inquiry, audit, examination, or investigation (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought or conducted by a Governmental Authority or arbitrator.

“Straddle Period” means any taxable period that begins before and ends after the Closing Date.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

“Tax” means (a) any federal, state, provincial, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever imposed, assessed or collected by or under the authority of any Governmental Authority, including employees tax or any Philippine Social Security System contributions mandated by Law, and any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute.

“Tax Attributes” means any net operating loss, net capital loss, investment tax credit, foreign credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits relating to alternative minimum Taxes).

“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 1.2 Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

ARTICLE 2

THE TRANSACTION

Section 2.1 Purchase and Sale. In accordance with the provisions of this Agreement (including, for the avoidance of doubt, Section 11.1), at the Closing, Seller will sell, assign and transfer to the Purchaser Seller’s Shares (as set forth in Schedule 2.1 hereto), and Company will issue the C-Shares to the Purchaser (as set forth in Schedule 2.1 hereto) and the Purchaser will purchase and acquire from the Seller, and the Purchaser will purchase from the Company, free and clear of all Encumbrances, all legal and beneficial right, title and interest in and to the Shares and C-Shares as set forth in Schedule 2.1 hereto.

Section 2.2 Purchase Price. The aggregate purchase price for all of the Shares (the “Purchase Price”) is Two Thousand Six Hundred and Thirty-Six United States Dollars (US$2,636.00), which will be paid to the Seller at the Closing in accordance with Schedule 2.1 hereto at the Closing. The aggregate subscription price for all of the C-Shares (the “C-Share Purchase Price”) is Two Hundred Thousand United States Dollars (US$200,000.00), which will be allocated to the Company in full at the Closing.

Section 2.3 Escrow. At the Closing, Two Hundred Thousand United States Dollars and No Cents (US$200,000.00) held as a future subscription and good faith earnest money deposit by the Company will be applied to the payment of the C-Shares Purchase Price (“Deposits on Stock Subscription”).

Section 2.4 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of the Company, Unit 510 East Tower, PSE Center, Exchange Road, Ortigas Centre, Pasig City, Metro Manila, Philippines, at 1:00 p.m., local time, on January 23, 2017, or, if all of the conditions set forth in Article 6 have not been satisfied or waived on such date, on such mutually agreeable later date as soon as practicable, but in no event later than three business days after satisfaction or waiver of such conditions, or at such other time and place as the Seller and the Purchaser may agree in writing. The time and date upon which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Purchaser and Parent will determine Closing Date, which will occur as soon as practicable, based on compliance demands for the transactions contemplated herein under U.S. and Hong Kong SAR laws and regulations.

Section 2.5 Closing Deliveries.

(a) At the Closing, in addition to any other deliveries to be made pursuant to this Agreement, the Seller will deliver or cause to be delivered to the Purchaser:

(i) a duly executed Deed of Assignment of the Seller’s Shares sold pursuant to Schedule 2.1 hereto and in the form attached hereto as Exhibit A;

(ii) the certificates representing the Shares being sold under this Agreement, duly endorsed in blank for transfer and, a duly signed stock assignment separate from the certificates;

(iii) a certificate, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Seller, stating that (A) all of the Seller’s representations and warranties contained in this Agreement that are qualified by materiality are true, accurate and complete, and all of the Seller’s representations and warranties contained in this Agreement that are not so qualified are true, accurate and complete in all material respects, and (B) the Seller’s covenants and obligations set forth in this Agreement to be satisfied and performed at or before the time of Closing has been satisfied and performed;

(iv) a declaration of trust and irrevocable proxy over the Shares being sold under this Agreement, in the form attached hereto as Exhibit B, duly executed by the Seller in favor of the Purchaser; and

(v) any and all other completed, signed agreements, certificates, filings, instruments and documents reasonably required by Purchaser or any Governmental Authority to consummate the transactions contemplated herein, save those that are normally secured post-closing under applicable laws or as otherwise required to enable Parent to meet disclosure requirements under U.S. federal and state securities laws and rules.

(b) At the Closing, in addition to any other deliveries to be made pursuant to this Agreement, the Company will deliver or cause to be delivered to the Purchaser:

(i) the certificates representing the C-Shares being issued under this Agreement;

(ii) a certificate of corporate good standing of the Company dated not more than thirty (30) days before the Closing Date issued by the Philippine Securities and Exchange Commission;

(iii) a certificate, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company, stating that (A) all of the Company’s representations and warranties contained in this Agreement that are qualified by materiality are true, accurate and complete, and all of the Company’s representations and warranties contained in this Agreement that are not so qualified are true, accurate and complete in all material respects, and (B) each of the Company’s covenants and obligations set forth in this Agreement to be satisfied and performed at or before the time of Closing has been satisfied and performed; and

(iv) any and all other completed, signed agreements, certificates, filings, instruments and documents reasonably required by Purchaser or any Governmental Authority to consummate the transactions contemplated herein, including information required to meet disclosure requirements of Parent or Purchaser under U.S. federal or state securities or merger laws and rules.

(c) At the Closing, in addition to any other deliveries to be made pursuant to this Agreement, the Purchaser will deliver or cause to be delivered to the Seller:

(i) the Purchase Price by wire transfer of immediately available funds the purchase price for the Shares and will do so no later than two (2) business days after the Closing Date;

(ii) the C-Shares Purchase Price by application and release of the Deposits on Stock Subscription as reflected in the books of the Company, and which Deposits on Stock Subscription shall equal Two Hundred Thousand U.S. Dollars and No Cents (US$200,000.00) and are held by the Company;

(iii) a certificate, in form and substance reasonably satisfactory to the Seller, duly executed by a senior officer of the Purchaser, stating that (A) all of the Purchaser’s representations and warranties contained in this Agreement that are qualified by materiality are true, accurate and complete, and all of the Purchaser’s representations and warranties contained in this Agreement that are not so qualified are true, accurate and complete in all material respects, and (B) each of the Purchaser’s covenants and obligations set forth in this Agreement to be satisfied and performed at or before the time of Closing has been satisfied and performed; and (C) this Agreement has been duly approved by the Purchaser’s Board of Directors and holder of Purchaser’s Common Stock (“Purchaser Common Stock”) and by Parent; and (D) Parent has filed all filings required for the disclosure of the transactions contemplated herein with the U.S. Securities and Exchange Commission or “SEC” (“SEC Filings”), except that the Information Statement or other filings by the Parent for the transaction contemplated hereunder may be filed with the SEC within thirty (30) days after the Closing and the timing of such filing shall be made in the Parent’s sole discretion within or prior to said thirty day period. The parties agree and understand that the Information Statement may be reviewed by the SEC and require amendments or revisions until the SEC allows filing of the definitive Information Statement, and such additional filings or review thereof and the timing of such filings shall not constitute a breach of this Agreement by the Parent or Purchaser; and

(iv) any and all other completed, signed agreements, certificates, filings, instruments and documents reasonably required by Seller or any Governmental Authority to consummate the transactions contemplated herein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller or the Company, as indicated, hereby represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date, the statements set forth in this Article 3 are true and correct, except as set forth on the Seller Disclosure Schedule delivered to the Purchaser concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement (the “Seller Disclosure Schedule”).

Section 3.1 Organization and Good Standing. (a) The Company represents that: The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Republic of the Philippines and has all requisite corporate power and authority to conduct its business as presently conducted. The Company is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities required such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(b) The Seller each represents that: The Seller is over the age of 21 years, has the legal capacity and authority to enter into and consummate this Agreement without the consent of any third party, and have no legal impediment to entering into and consummating this Agreement. The Seller further represent there is only one Seller, who is a natural person, as of the date first written above.

Section 3.2 Authority and Enforceability. (a) Seller represents that: Seller has all requisite power and authority to execute, deliver and perform his obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) Laws governing specific performance, injunctive relief and other equitable remedies.

(b) The Company represents that: The Company has all requisite legal and corporate power to (a) execute and deliver this Agreement, the Shares and C-Shares issued or authorized for issuance by the Company, and all other agreements and instruments required to be delivered hereunder (“Collateral Documents”), (b) to sell, authorize or cause the issuance of the Shares, and C-Shares, as the case may be, and (c) to timely and fully perform its obligations under the terms of this Agreement. All corporate action on the part of the Company and its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares to be sold by the Company, as well as the issuance of the C-Shares, and the performance of the Company’s obligations hereunder and thereunder has been taken as of or will be taken at the Closing. This Agreement, the Shares, C-Shares, and the Collateral Documents have been duly authorized, executed and delivered by the Company and, when this Agreement is executed and delivered by the Company will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. No other consent, approval or action of, filing with, or notice to, any corporation, person, or firm, or any public, governmental, or judicial authority is required. The foregoing representations are subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) Laws governing specific performance, injunctive relief and other equitable remedies.

(c) The Company represents that it has no subsidiaries or joint ventures.

(d) Seller has not entered into any agreement or other legally binding obligation with a third party with respect to the Shares.

(e) The Company represents that the Company has not entered into any agreement or other legally binding obligation with a third party with respect to the C-Shares.

Section 3.3 No Conflict. (a) Seller represents that: Neither the Seller’s execution and delivery of this Agreement, nor the consummation or performance by the Seller of the transactions contemplated by this Agreement, will (a) conflict with or violate the any of the Seller’s Contracts, (b) except as set forth on Section 3.3 of the Seller Disclosure Schedule, require the Seller to make any filing with, or obtain any authorization from, a Governmental Authority or other Person, (c) result in a breach or default under any material Contract to which Seller is a party, or (d) violate any Law or Judgment applicable to the Seller or any of his respective assets.

(b) The Company represents that the execution and delivery of this Agreement and the Collateral Documents, and the issuance of the C-Shares, will not result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, or, permit the acceleration of rights under or termination of, any agreement, lease, license, indenture, mortgage, deed of trust, credit agreement, note, permit, or other evidence of indebtedness agreement of the Company (collectively, the “Agreements and Instruments”), or any law, rule or regulation of any court or federal, state, or foreign regulatory board or body or administrative agency having jurisdiction over the Company, or over properties or businesses of the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default of the Company, or to the knowledge of the Company, of any other party thereto, under any such Agreements and Instruments to which the Company is a party, or by which the Company or its properties or assets are bound. Neither the Company’s execution and delivery of this Agreement, nor the consummation or performance by the Company of the transactions contemplated by this Agreement, will (a) conflict with or violate the any of the Company’s organizational documents, (b) except as set forth on Section 3.3 of the Company Disclosure Schedule, require the Company to make any filing with, or obtain any authorization from, a Governmental Authority or other Person, (c) result in a breach or default under any material Contract to which the Company is a party, or (d) violate any Law or Judgment applicable to any of the Company or any of its respective assets.

Section 3.4 Capitalization and Ownership.

(a) The Company represents that: (i) The authorized capital stock of the Company consists solely of Two Hundred Thousand (200,000) shares of common stock, par value of Philippines Peso 100 each, of which 1,250 shares are issued and outstanding as the “Shares.” The Shares being sold under this Agreement represent One Hundred percent (100%) issued and outstanding shares of the Company Common Stock. As of the Closing, the Seller will be the sole record holders and beneficial owners of all of the Shares, free and clear of all Encumbrances, other than the Nominee Shares, of which the Seller will be the beneficial owner, including the power to direct the transfer of the Nominee Shares. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person. Upon payment in full of the Purchase Price, execution of the Deed of Assignment of Shares, and the recording of the Shares being sold hereunder and in accordance with Schedule 2.1 hereto in the name of the Purchaser in the Stock and Transfer Book of the Company, good and valid title to all of those Shares will pass to the Purchaser, free and clear of any Encumbrances, and with no restrictions on the voting rights or other incidents of record and beneficial ownership of such Shares sold under Schedule 2.1. Upon consummation of the Closing, the Purchaser will be the sole owner of all of the Shares. There are no other issued and authorized shares of capital stock of the Company other than the Shares. The C-Shares will be issued at the Closing.

(ii) The C-Shares are newly authorized treasury shares being sold or issued to the Purchaser hereunder at the Closing and, upon issuance, will be duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any Person. Upon payment in full of the Purchase Price, the issuance, and the recording of the C-Shares being sold hereunder and in accordance with this Agreement in the name of the Purchaser in the Stock and Transfer Book of the Company, good and valid title to those C-Shares will pass to the Purchaser, free and clear of any Encumbrances, and with no restrictions on the voting rights or other incidents of record and beneficial ownership of such Shares sold hereunder

(b) The Company does not own any stock, membership, partnership or other equity ownership interest in any Subsidiary or other Person.

(c) Except as set forth in Section 3.04(a) of the Seller Disclosure Schedule, there are no options, rights, warrants, calls or other outstanding securities convertible into or exercisable or exchangeable for the Shares, nor any outstanding subscriptions, options, rights, warrants, calls, rights of first refusal or offer, or other Contracts or commitments (contingent or otherwise) obligating the Seller to issue or transfer the Shares. There are no subscriptions, options, warrants, calls, rights, commitments or Contracts of any character to which any of the Seller is a party or by which it is bound obligating or permitting the Company to purchase or otherwise acquire the securities of any other Person. There are no Contracts to which either the Seller or any other Person is a party or bound with respect to the voting (including voting trusts or proxies) of the Shares. There are no Contracts to which either the Seller or any other Person is a party or bound with respect to the voting (including voting trusts or proxies) of the Shares.

(e) Except as set forth in Section 3.04(a) of the Company Disclosure Schedule, there are no options, rights, warrants, calls or other outstanding securities convertible into or exercisable or exchangeable for the C-Shares of capital stock of the Company, nor any outstanding subscriptions, options, rights, warrants, calls, rights of first refusal or offer, or other Contracts or commitments (contingent or otherwise) obligating the Company to issue or transfer the C-Shares or treasury any shares of its capital stock or to issue, grant or sell other securities convertible into or exchangeable for shares of its capital stock. There are no subscriptions, options, warrants, calls, rights, commitments or Contracts of any character to which the Company is a party or by which it is bound obligating or permitting the Company to purchase or otherwise acquire the securities of any other Person. There are no Contracts to which either the Company or any other Person is a party or bound with respect to the voting (including voting trusts or proxies) of the C-Shares. There are no Contracts to which either the Company or any other Person is a party or bound with respect to the voting (including voting trusts or proxies) of the C-Shares.

Section 3.5 Financial Statements.

(a) The Company has delivered to the Purchaser the following financial statements (collectively, the “Financial Statements”):

(i) audited consolidated balance sheets of the Company as of December 31, 2014, and December 31, 2015 (the most recent of which, the “Balance Sheet”) and the related audited consolidated statements of income, stockholders’ equity and cash flow for each of the fiscal years then ended, including in each case any notes thereto, together with the report thereon of SYCIP GORRES VELAYO & CO., independent certified public accountants; and

(ii) an unaudited consolidated balance sheet of the Company as of September 30, 2016 and for the interim period to December 31, 2016 (the “Interim Balance Sheet”) and the related unaudited consolidated statement of income for the six months then ended.

(b) The Financial Statements have been prepared in accordance with Philippines Financial Accounting Standards and fairly present in all material respects the consolidated financial condition and results of operations of the Company as of the respective dates and for the periods indicated therein, all in accordance with Philippines Financial Accounting Standards, except that any unaudited financial statements are subject to normal year-end adjustments and do not contain all footnotes as required by Philippines Financial Accounting Standards, and reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes thereto.

(c) The Company has delivered or will deliver to the Purchaser: unaudited but reviewed financial statements for any fiscal quarter of the Company in 2016 and in 2017, and audited financial statements for any fiscal year from September 30, 2016 onwards – as required or requested by the Purchaser or Parent for Parent’s SEC Filings or future filings with the SEC by Parent.

(d) If the SEC requires additional or further audited or unaudited financial statements for 2016 or for 2017 for the Company, the Company shall provide such audited financial statements with footnotes and auditor letter as soon as possible upon receipt of demand from the Purchaser or Parent.

(e) Company shall be solely liable for all costs of producing all of its financial statements, footnotes, and auditor letter required under this Agreement.

Section 3.6 No Undisclosed Liabilities. The Company does not have any Financial Liability that would be required to be reflected on a consolidated balance sheet prepared in accordance with Philippines Financial Accounting Standards except for (a) Liabilities reflected, reserved against or otherwise disclosed in the Financial Statements, (b) current Liabilities arising in the ordinary course of business after the date of the Interim Balance Sheet, or (c) ongoing performance obligations under Contracts that are not required by Philippines Financial Accounting Standards to be reflected in the Financial Statements.

Section 3.7 Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet, the Company has conducted its business in all material respects in the ordinary course of business and there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since the date of the Interim Balance Sheet except as set forth in Section 3.7 of the Seller Disclosure Schedule, there has not been with respect to the Company any:

(a) amendment to its articles of incorporation or bylaws;

(b) change in its authorized or issued capital stock;

(c) incurrence of any indebtedness for borrowed money in excess of US$25,000 individually or US$150,000 in the aggregate, that would be outstanding at Closing;

(d) material damage to, or destruction, impairment or loss of, or any claim of whatever nature by any Person against or with respect to, any material asset of the Company, other than damage to or destruction of assets of the Company covered by insurance;

(e) except as required by Law, adoption of, amendment to or increase in the payments to or benefits under, any Company Plan other than in the ordinary course of business of the Company;

(f) change in the accounting methods used by the Company;

(g) making or rescission of any Tax election, settlement or compromise of any Tax Liability or amendment of any Tax Return; or

(h) other than in the ordinary course of business of the Company, increase in the compensation of any Employee or Corporate Officer other than periodic increases in wages or salaries of Employees that do not exceed 5% of such Employees’ pre-increase wage or salary level or as required by Law.

Section 3.8 Assets.

(a) The Company has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of its assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

(b) Except as set forth in Section 3.8(b) to the Company Disclosure Schedule, the Company owns or leases all tangible personal property necessary to conduct its business as currently conducted by the Company. Each such item of tangible personal property is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and, to the Company’s Knowledge, has been maintained in accordance with normal industry practice. All physical assets of the Company that are necessary for the business of the Company are, and on the Closing Date shall be, in the possession or under the control of the Company and except for leased assets and any assets owned or leased by Seller or its Affiliates, the Company is not in possession of any property or asset that is owned by another Person.

Section 3.9 Real Property.

(a) The Company own a real property as [staff quarter] located at Grand Emeral Condominium cor Ruby, Garnet and F. Ortigas Jr. Road, San Antonio, Pasig City 1605 Philippines, with net book value ₱2.75 million (US$55,175) as of the end of the fiscal year 2016.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth an accurate and complete description of each parcel of real property in which the Company has a leasehold estate (collectively, the “Leased Real Property”). The Company has made available to the Purchaser accurate and complete copies of all leases relating to the Leased Real Property (collectively, the “Real Property Leases”).

(c) To the Company’s Knowledge, all buildings, fixtures and other improvements located on the Leased Real Property are in good operating condition and repair, ordinary wear and tear excepted, and are in compliance with all applicable Laws, including those pertaining to health and safety, zoning and building. To the Company’s Knowledge, no Leased Real Property is in need of repair other than as part of routine maintenance in the ordinary course of business that is within the responsibility of tenant under the applicable Real Property Lease. No Person other than the Company, or its authorized personnel (in the case of the rented residences), is in possession of any portion of the Leased Real Property.

(d) The Company has a valid and enforceable leasehold interest under each Real Property Lease, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) Laws governing specific performance, injunctive relief and other equitable remedies. Each Real Property Lease is in full force and effect, and the Company is not in material default thereof, and no condition exists that with notice or lapse of time, or both, would constitute a material default by the Company under any Real Property Lease. To the Company’s Knowledge, no other party to any Real Property Lease is in default thereof or has exercised any termination right with respect thereto.

(e) To the Company’s Knowledge, there does not exist any actual or threatened or contemplated condemnation or eminent domain Proceeding that could be reasonably expected to materially and adversely affect the Leased Real Property or any part thereof, and the Company has not received any written notice of the intention of any Governmental Authority to undertake any such Proceeding with respect to the Leased Real Property or any part thereof.

Section 3.10 Intellectual Property.

(a) Section 3.10 of the Company’s Disclosure Schedule contains a list of each patent, patent application, copyright registration or application therefor, and trademark, trade name, service mark and domain name registration or application therefor of the Company that will be transferring with the Company at Closing (the “Company Intellectual Property”), and identifies each material license that the Company has granted or received with respect to any of its Intellectual Property that will remain with the Company following Closing.

(b) To the Company’s Knowledge, no other Person is infringing, violating or misappropriating any of the Company Intellectual Property. To the Company’s Knowledge, none of the activities or business presently conducted by the Company infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person.

Section 3.11 Contracts.

(a) Section 3.11(a) of the Company’s Disclosure Schedule contains a complete and accurate list, and the Company has made available to the Purchaser an accurate and complete copy of, each Contract (collectively, the “Material Contracts”) to which the Company is a party, or by which the Company or any of its assets is bound, and that singly or collectively with other contracts with the same counter-party:

(i) involves performance of services or delivery of goods or materials, the performance of which extends over a period of more than one year or that otherwise involves an amount or value in excess of US$25,000;

(ii) is for capital expenditures in excess of US$25,000;

(iii) is a mortgage, indenture, loan or credit agreement, security agreement, guaranty, surety, bond or other Contract relating to the borrowing of money, other than accounts receivables and payables in the ordinary course of business, or otherwise purports to create or give rise to any Encumbrance, other than any Permitted Encumbrance, over or in respect of any material Company assets;

(iv) is a lease of any real or personal property involving remaining payments by the Company of more than US$25,000;

(v) is a license or other Contract under which the Company has obtained a license to use the Intellectual Property of another Person, which such license will be transferring with the Company at Closing (except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than US$25,000 under which the Company is the licensee);

(vi) limits in any way the ability of the Company to engage in any line of business, to compete with any Person or to solicit any customer, employee, supplier or other Person;

(vii) is a Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment to become liable for the obligations or other Liabilities of any other Person, other than support or warranty agreements in connection with the license or sale of products in the ordinary course of business;

(viii) is a Contract with any labor union or other Employee representative of a group of Employees of the Company;

(ix) involves any sharing of profits, losses, costs or other Liabilities by the Company with any other Person, including any joint venture or joint development Contract;

(xi) is a Contract with any Governmental Authority;

(xii) is not entered into in the ordinary course of business of the Company and has an actual or anticipated value or cost to the Company following Closing of at least US$25,000; or

(xiii) is otherwise material to the business of the Company and which is terminable by the other party thereto upon a change of control of the Company or otherwise upon less than 60 days’ prior written notice to the Company.

(b) With respect to each such Material Contract: (i) the Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms; and (ii) the Company, and, to the Seller’s Knowledge, any other party to the Material Contract, are not in material breach or material default under the Material Contract except for such breaches or defaults as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect.

(c) Since the date of the Interim Balance Sheet, to the Seller’s Knowledge, the Company has not given to or received from any other Person any written notice announcing, contemplating or threatening termination or cancellation of any Material Contract, other than notice regarding expiration of such Material Contract in accordance with its terms.

Section 3.12 Tax Matters.

(a) In each case except as set forth in Section 3.12 of the Company’s Disclosure Schedule, all Tax Returns required to be filed with respect to the Company have been timely filed and are true, correct and complete in all material respects. All Taxes shown on such Tax Returns have been paid when due. No adjustment relating to any of such Tax Returns has been proposed in writing to the Company by any Governmental Authority. The Company does not have any Liability for any Tax obligation of any other Person under applicable Law as a transferee or successor, by Contract or otherwise.

(b) The Company has duly and timely paid all Taxes in relation to its business and assets to the extent that the same ought to have been paid.

(c) Tax Returns of the Company have been audited by Governmental Authorities or are closed by the applicable statute of limitations for all taxable years though 2016. The Seller Disclosure Schedule in Section 3.12 contains a complete and accurate list of all audits of all such Tax Returns since 2016.

(d) All Taxes that the Company is required by Law to withhold or collect have been duly withheld or collected, and, to the extent required by applicable Law, have been paid over to the proper Governmental Authority, and there are no Encumbrances for Taxes (other than Taxes not yet due and payable) with respect to the Company or on its respective assets.

(e) The Company has and will have no additional Liability for Taxes with respect to any Tax Return which was required by applicable Laws to be filed on or before the Closing Date, other than those reflected as Liabilities (including any reserves) on the Balance Sheet and the Interim Balance Sheet.

(f) The Company is not a party to, bound by or obligated under any Tax sharing Contract, Tax indemnification Contract, Tax allocation Contract, or similar Contract, arrangement or understanding, whether written or unwritten, pursuant to which the Company has or may have any obligation to make any payment after the Closing related to Taxes.

(g) No federal, state, local or foreign audits or other Tax-related Proceedings are being conducted with respect to the Company, nor has the Company received any written notice from any Governmental Authority that any such audit or other Proceeding is pending, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency affecting the Company, which waiver or extension of time is currently outstanding. No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any Governmental Authority against the Company. No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to Taxes assessed by such jurisdiction.

(h) Section 3.12(h) of the Company’s Disclosure Schedule sets forth each federal, state, county, local and foreign jurisdiction with respect to which the Company currently files any corporate, income, property, transaction privilege, sales, value added, franchise or other Tax Return.

Section 3.13 Employee Benefit Matters.

(a) Section 3.13(a) of the Company’s Disclosure Schedule sets forth an accurate and complete list of each Company Plan, if any, and Company has made available to the Purchaser an accurate and complete copy of each Company Plan that has been reduced to writing. Each Company Plan has been operated and administered, and the Company has performed all of its obligations under each Company Plan, in each case in all material respects in accordance with the terms of such Company Plan and applicable Law.

(b) Company has made available to the purchaser copies of the following: (i) each employment, severance and change of control Contract with any executive officer; and (ii) each Contract or plan binding the Company, including, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or other Company Plan.

(c) For each Company Plan, if any, the Seller have made available to the Purchaser (i) a copy of the annual report and actuarial report, if required under any applicable Law, with respect to such Company Plan for the last two (2) plan years ending prior to the date hereof, (ii) if any Company Plan is funded or managed through a trust or any funding vehicle, a copy of the trust or other funding Contract (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date thereof and (iii) a copy of the most recent “summary plan description,” together with each “summary of material modifications,” if required under any applicable Law, with respect to such Company Plan.

(d) There are no pending or, to the Knowledge of the Seller, threatened audits, investigations, Proceedings or claims involving any Company Plan by any Governmental Authority or other Person, other than routine claims for benefits. Except as may be provided in any employment Contract currently in effect between the Company and any current or former Employee (a copy of which has been provided to the Purchaser), the consummation of the transactions contemplated hereby shall not (i) result in the termination of any Company Plan, (ii) result in any payment becoming due, or increase the amount of compensation due, to any current or former Employee or director of the Company, (iii) increase any benefits payable under any Company Plan, or (iv) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any current or former Employee or director of the Company.

(e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, each Employee pension or retirement fund (if any) included in the Company Plans, if any, is actuarially sound and adequately funded to satisfy all Liabilities accrued thereunder or in respect thereof.

(f) The Company has complied in all material respects with all Laws and/or Contracts relating to employment, wages, employee benefits, health and safety of employees and withholding of taxes and social security contributions; has withheld and duly segregated, deposited and paid over to the appropriate authorities or other Persons all amounts required by Law or Contract to be withheld from the wages of its employees, including but not limited to contributions to the Philippine Social Security System, National Health Insurance Program and Home Development Mutual Fund; and is not liable for any arrears of wages or benefits or any taxes or penalties for failure to comply with the foregoing.

Section 3.14 Employment and Labor Matters.

(a) On or prior to the date hereof, the Company has provided the Purchaser with an accurate and complete list of the Company’s current Employees as of the date of this Agreement, and the following details for each such Employee: (i) name; (ii) part-time or full-time status; (iii) regular/permanent employment or probationary or temporary employment status; (iv) title and/or job description; (v) annual base salary or hourly wage; (vi) available bonus, commission or other contingent compensation; (vii) participation in any Company Plans; (viii) accrued and unused vacation days; (ix) accrued and unused sick days; (x) if on leave, the status of such leave (including reason for leave and expected return date), and (xi) any outstanding amounts due in respect of Company loans to such Employee. Except as set forth in Section 3.14 of the Company’s Disclosure Schedule, to the Company’s Knowledge, no Employee plans to terminate such employment or enter into any business which would compete with or would be similar to the business of the Company.

(b) The Company is not party to or bound by any collective bargaining Contract with any group of Employees. The Company has not experienced any strikes, claims of unfair labor practices or other collective bargaining disputes. To the Seller’s Knowledge, there has been no organizational effort made or threatened, either currently or within the past two (2) years, by or on behalf of any labor union with respect to Employees. Within the past two (2) years, the Company has not effectuated or contemplated a lock-out of any group of Employees.

(c) Except as set forth on Section 3.14(c) of the Company’s Disclosure Schedule, all salaries, wages, commissions and other compensation and benefits payable to each Employee, whether pursuant to applicable Law, Contract or Company policy/practice, have been accrued and paid by the Company when due for all periods through the date hereof, and, as of the Closing Date, shall have been paid by the Company when due for all periods through the Closing Date, except for stub period payroll obligations resulting from the Closing Date occurring between normal paydays, which payroll obligations are properly accounted for in the Company’s financial records in accordance with Philippines Financial Accounting Standards.

(d) The Company has provided the Purchaser with a complete list of all former Employees dismissed for any just or authorized cause for the past two (2) years from the date of this Agreement, together with a description of the reasons for such dismissals.

(e) The Company has provided the Purchaser a complete and accurate list of all labor cases, complaints or Proceedings filed against the Company for the past two (2) years with the Philippines Department of Labor and Employment, National Labor Relations Commission and other Government Authorities.

Section 3.15 Compliance with Laws.

(a) The Company is in compliance in all material respects with all Laws, including Environmental Laws, applicable to it or to the conduct of its business. The Company has not received any written notice stating that the operation or conduct of the business of the Company or the condition of any Leased Real Property is in violation of any Law, including any Environmental Law. No Proceedings are pending against the Company or its assets alleging the Company has violated any Environmental Laws applicable to it or the conduct of its business, nor has the Company received any written notice of any such threatened Proceedings.

(b) Section 3.15(b) of the Seller Disclosure Schedule contains a complete and accurate list of all material Governmental Authorizations held by the Company that relate to the Company or any of the Company’s material assets. To Company’s Knowledge, the Company holds all of the material Governmental Authorizations necessary to permit the Company to lawfully operate its business in the manner in which it is currently operated and to permit the Company to own and use the Company’s assets in the manner in which they are currently used. To the Company’s Knowledge, each Governmental Authorization listed in Section 3.15(b) of the Company Disclosure Schedule is valid and in full force and effect, and no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed in Section 3.15(b) of the Company’s Disclosure Schedule, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed in Section 3.15(b) of the Seller Disclosure Schedule.

Section 3.16 Legal Proceedings. (a) Set forth in Section 3.16 of the Company’s Disclosure Schedule is an accurate and complete list of all Proceedings pending against the Company or its assets in or before any court, arbitrator, mediator or other Governmental Authority. The Company is not subject to any outstanding judgment, injunction or other order or ruling of, or settlement issued or approved by, any court or other Governmental Authority. To the Company’s, except as set forth in Section 3.16 of the Company Disclosure Schedule, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for, the commencement of any Proceeding against the Company or its assets that would reasonably be expected to result in a cost of at least US$30,000 to the Company. There is no Proceeding pending or, to the Company’s Knowledge, threatened against any of the Seller which questions or challenges the validity of this Agreement or the ability of the Company to consummate any of the transactions contemplated by this Agreement. This Section 3.16 does not relate to employment, employee benefits or environmental matters, which are exclusively the subject matter of Sections 3.13, 3.14 and 3.15, respectively.

(b) The Seller each represent that there is no law suit, governmental enforcement action, arbitration, or administrative proceedings against the Seller that would hinder or bar the consummation of the sale of the Shares under this Agreement.

Section 3.17 Insurance. Set forth in Section 3.17 of the Company Disclosure Schedule is an accurate and complete list of all insurance policies maintained by the Company, or under which the Company was a named insured or otherwise the beneficiary of coverage at any time within the past year. Except as set forth in Section 3.17 of the Seller Disclosure Schedule, Company has provided the Purchaser with complete copies of all insurance policies maintained by the Company. All premiums due and payable under such insurance policies have been paid. The Company is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged.

Section 3.18 Certain Relationships. To the Company’s Knowledge, no director or Corporate Officer of the Company (a) owns any material tangible or intangible property or right which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to the Company or is owed money by the Company (other than compensation and benefits owed to Employees and Corporate Officers under Contracts disclosed hereunder or amounts owed by Employees or Corporate Officers to the Company in the ordinary course of business pursuant to the Company’s employee loan program).

Section 3.19 Brokers or Finders. Neither the Seller nor the Company have any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement.

Section 3.20 Bank Accounts. Section 3.20 of the Company’s Disclosure Schedule sets forth a list of all bank and securities accounts and lockboxes maintained by the Company (identified by name and address of the applicable bank or financial institution and account number), a list of Persons authorized to sign on behalf of the Company with respect to each such account and a list of Persons with authorized access to each such lockbox. Section 3.20 of the Company’s Disclosure Schedule also sets forth a list of each Person holding an outstanding power of attorney to act for, in the name and/or on behalf of the Company for any purpose. Company has provided the Purchaser with copies of all instruments and documents pursuant to which such powers of attorney have been granted.

Section 3.21 Books and Records. To the Company’s Knowledge, the minute books, corporate books and records, and financial, business and other records of the Company, originals or copies of which have been made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices.

Section 3.22 RESERVED.

Section 3.23 Disclaimer. Unless stated otherwise herein, the sole Seller shall not be deemed to have made or verified or attested to any representation made by the Company herein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to Company and the Seller that, as of the date hereof and as of the Closing Date, the statements set forth in this Article 4 are true and correct, except as set forth on the disclosure schedule delivered by the Purchaser to the Company and the Seller concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement (the “Purchaser Disclosure Schedule”).

Section 4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the Hong Kong SAR, and has all requisite corporate power and authority to carry on its business as presently conducted.

Section 4.2 Authority and Enforceability. The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) Laws governing specific performance, injunctive relief and other equitable remedies.

Section 4.3 No Conflict. Neither the Purchaser’s execution and delivery of this Agreement, nor the consummation or performance by the Purchaser of the transactions contemplated by this Agreement, will (a) conflict with or violate the Purchaser’s certificate of incorporation or bylaws, (b) require the Purchaser to make any filing with, or obtain any authorization from a Governmental Authority or other Person (other than Parent compliance with U.S. federal and state securities laws and regulations), (c) result in a breach or default under any material Contract to which the Purchaser is a party, or (d) violate any Law or Judgment applicable to the Purchaser or any of its assets.

Section 4.4 Legal Proceedings. There is no Proceeding pending or, to the Purchaser’s Knowledge, threatened against the Purchaser that questions or challenges the validity of this Agreement or the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement.

Section 4.5 Investment Intent. The Purchaser is acquiring the Shares for the Purchaser’s own account and investment purposes and is not acquiring the Shares with a view to, or for sale in connection with, any distribution thereof within the meaning of any securities Law. Company will be operated as a subsidiary of Purchaser and a third tier subsidiary of Parent.

Section 4.6 Brokers or Finders. Neither the Purchaser nor any Person acting on its behalf has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement.

Section 4.7 Adequacy of Funds. The Purchaser has adequate financial resources to satisfy its monetary and other obligations under this Agreement including, but not limited to, the payment of the Purchase Price in accordance herewith.

Section 4.8 No Knowledge of Inaccuracies. As of the date of this Agreement, the Purchaser has no Knowledge of any inaccuracies in any representation or warranty made by the Seller in this Agreement.

ARTICLE 5

COVENANTS

Section 5.1 Access and Investigation.

(a) From the date of this Agreement until the Closing and upon reasonable advance notice from the Purchaser, the Seller and Company will afford the Purchaser and its representatives, at the Purchaser’s sole expense, full access during normal business hours to all of the Company’s properties, books, Contracts, personnel and records of or pertaining to the Company as the Purchaser may reasonably request, provided such access does not unreasonably interfere with the operation of the Company’s business.

(b) The foregoing covenant will not require the Seller or Company to provide the Purchaser or its representatives with access to any document or other communication that the Seller or Company believes in good faith may be subject to any contractual confidentiality obligation or that may be covered by any attorney-client, work product or similar legal privilege or to permit the Purchaser or its representatives to conduct any environmental testing procedures, including conducting soil, ground water, air emissions or other testing relating to any of the assets, property or facilities of the Company. It is further understood and agreed that neither the Purchaser nor its representatives will contact any of the Employees, customers or suppliers of the Company in connection with the transactions contemplated by this Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of the Seller or Company, as the case may be.

Section 5.2 Operation of the Business of the Company. From the date of this Agreement until the Closing, other than as contemplated by this Agreement, the Company will conduct its business in the ordinary course of business in material compliance with all applicable Laws and Governmental Authorizations held by the Company, and use its commercially reasonable efforts to keep available the services of the Company’s Employees and to preserve the Company’s relationships with those doing business with the Company. Without limiting the generality of the foregoing, until the earlier to the Closing or the termination of this Agreement and except as specifically contemplated by this Agreement, the Company and Seller each agrees:

(a) Company shall not engage in any new line of business;

(b) Company shall continue to maintain, service and protect the Company’s properties and assets on a basis consistent with past practice, and in any event in a commercially reasonable and prudent manner;

(c) Company shall continue in full force and effect the insurance coverage under the Company’s policies of insurance;

(d) Company shall satisfy and perform in all material respects all obligations of the Company under the Material Contracts to which the Company is a party or by which it is bound, and not, without Purchaser’s prior written consent, amend, modify or supplement, or agree to the amendment, modification or supplementing of, any Material Contract;

(e) Company shall continue to maintain the books and records of the Company on a basis consistent with past practice, and in any event in a commercially reasonable and prudent manner;

(f) The Company shall continue to make all necessary and material filings and payments with Governmental Authorities (including, without limitation, Tax authorities) in a timely manner;

(g) The Company shall not, without the Purchaser’s prior written consent, or in the ordinary course of business consistent with past practice, (i) sell, assign, convey, transfer or lease (as lessor) any of the Company’s properties or assets, (ii) move, relocate or dispose of any of the Company’s properties or assets, (iii) grant, create, incur or suffer to exist any Encumbrance (other than a Permitted Encumbrance) on any of the Company’s properties or assets which did not exist before the date hereof, (iv) write-off, forgive, waive or otherwise cancel, in whole or in part, any account receivable, (v) write-off, forgive, waive or otherwise cancel, in whole or in part, any other obligation owed to the Company, (vi) enter into, modify or extend in any manner the terms of any employment, severance or similar Contract with any Employee, terminate the employment of any Employee, other than for cause, or grant any increase in the compensation of any Employee other than periodic increases in wages or salaries for Employees that do not exceed 5% of such Employees’ pre-increase wage or salary levels or as required by Law, (vii) enter into any compromise or settlement of any Proceeding or governmental investigation relating to or in any way affecting the Company, its business or any of its properties or assets, (viii) except as required to comply with applicable Law or the provisions of any Company Plan, not amend, modify or terminate any Company Plan, if any, or (ix) enter into any Contract or make any commitment to do any of the foregoing;

(h) Company shall promptly notify the Purchaser in writing of any Proceeding commenced or threatened in writing by or against the Company or the Company and Seller that relates to or affects (or could reasonably be expected to relate to or affect) the transactions contemplated hereby or the Company;

(i) Company shall not commence or continue proceedings or actions for any merger, dissolution or winding-up of the Company; and

(j) Company shall not forgive or cancel any outstanding loans to Employees or Corporate Officers or make any additional loans to Employees or Corporate Officers that exceed US$5,000 in the aggregate.

Section 5.3 Consents and Filings; Reasonable Efforts. Subject to the terms and conditions of this Agreement, the parties agree to use their respective commercially reasonable efforts (i) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (ii) as promptly as practicable after the date of this Agreement, to obtain all Governmental Authorizations from, and make all filings with, all Governmental Authorities, and to obtain all other consents, waivers, approvals and other authorizations from, all other third parties, that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including those listed in Sections 3.3(b) and 6.1(c) of the Seller Disclosure Schedule and Section 6.2(c) of the Purchaser Disclosure Schedule, if any.

Section 5.4 Notification. From the date of this Agreement until the Closing, each of the parties will give prompt written notice to the other parties of any development which, if not disclosed in Article 3 or Article 4 as of the Closing Date would result in a material breach of the representations and warranties in this Agreement made by such party. Should any such development require any change in the Company Disclosure Schedule or Seller Disclosure Schedule, the Seller will promptly deliver to the Purchaser a supplement to the Company Disclosure Schedule or Seller Disclosure Schedule specifying such change. The Purchaser will be deemed to have accepted such supplement to the Company Disclosure Schedule or Seller Disclosure Schedule unless the Purchaser delivers written notice of its objection to the Seller within five business days following receipt of such supplement from the Seller or Company. Upon the acceptance or deemed acceptance of any such supplement by the Purchaser, the information contained in such supplement will become part of the Seller Disclosure Schedule or Company Disclosure Schedule and will be deemed to qualify and constitute an exception to the representations and warranties of the Seller made as of the date of this Agreement and as of the Closing Date. If, within the above-noted five business day period, the Purchaser delivers a written notice of objection to the Seller or Company with respect to such Seller Disclosure Schedule supplement or Company Disclosure Schedule supplement, or the Seller or Company deliver a written notice of objection to the Purchaser in response to the Purchaser’s notice of breach, the parties shall promptly confer with respect to any amendment to be made to this Agreement in respect of the event or matter covered by such supplement or notice of breach. If the parties are unable to reach an agreement on such amendment (if any) within thirty (30) days after the date of the Purchaser’s or the Seller’s or Company’s delivery of such objection notice (as the case may be), the non-breaching party shall have the right, exercisable for an additional thirty (30) days, to terminate this Agreement. From the date of this Agreement until the Closing, each party will give prompt notice to the other party of the occurrence of any breach of any covenant made by such party in this Agreement or of the occurrence of any event that may make the satisfaction of their respective conditions in Article 6 impossible or unlikely.

Section 5.5 Exclusivity. From the date of this Agreement until the Closing, the Seller or Company will not, jointly or severally, and will cause the Company or Seller to not, take any action to solicit, initiate, encourage or support any proposal or offer from, participate in any negotiations with, or furnish any non-public information to, any Person (other than the Purchaser), regarding any sale or business combination transaction involving the Company, whether by merger, consolidation or acquisition of all or substantially all of the capital stock or assets of the Company. From the date of this Agreement, (a) neither the Seller nor Company shall offer to sell, issue, gift, otherwise dispose, pledge, or encumber any of their respective Shares or C-Shares to any person other than the Purchaser and (c) Company and Seller shall not issue or enter into any legally binding commitment to sell any of the Shares or C-Shares or any securities convertible to Shares or C-Shares in any manner whatsoever.

Section 5.6 Confidentiality.

(a) Each party agrees not to issue any press release or make any other public announcement relating to this Agreement without the prior written approval of the other party, except that the Seller, the Company and the Purchaser (including any Affiliate thereof) reserves the right, without the other party’s prior consent, to make any public disclosure it believes in good faith is required by applicable Laws, including applicable securities Laws or securities listing standards (in which case the disclosing party agrees to use reasonable efforts to advise the other party prior to making the disclosure).

(b) Confidentiality. (i) Each party (the “Disclosing Party”) has disclosed or may disclose “Confidential Information” (defined below) to the other party (the “Recipient”) solely for the purpose of evaluating or pursuing a business relationship with each other. The parties agree as follows

(A) Definition. “Confidential Information” of the Disclosing Party means any and all technical and non-technical information, files, documents, communications, agreements, data, software code, formulas, algorithms, images, video, drawings, and materials of any kind or form or format or medium (collectively, “information”) of the Disclosing Party that is disclosed (directly or indirectly) to the Recipient, or to which Recipient may gain access as a result of this Agreement, whether in oral, written, graphic or electronic form. Confidential Information includes, without limitation, (1) patent applications, innovations and inventions (whether or not patentable); (2) know-how and trade secrets; (3) non-public works of authorship; and (4) other proprietary and confidential information, including, without limitation, ideas, samples, media, techniques, sketches, drawings, models, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed business, products and services of the Disclosing Party, its suppliers and customers, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans, strategies, other business and technical information, and information the Disclosing Party provides regarding third parties. Information need not be labeled or marked “confidential” or “proprietary” to be deemed Confidential Information hereunder if the nature of the information or manner of disclosure clearly indicates the confidentiality of the information.

(B) Use/Disclosure. The Recipient covenants and agrees that at all times and notwithstanding any termination or expiration of this Agreement, it, he or she will:

(1) hold Confidential Information in strict confidence and take all precautions to protect such Confidential Information as the Recipient employs with respect to its most confidential materials, but in no case less than reasonable precautions; and

(2) not disclose Confidential Information or any information derived therefrom to any third party; and

(3) not use Confidential Information except for the limited purpose of evaluating or pursuing a business relationship with the Disclosing Party; and

(4) not reproduce Confidential Information except to accomplish the intent of this Agreement, and wherein any permitted reproductions of the Confidential Information are the property of the Disclosing Party and must contain all proprietary notices or legends that appear on the original; and

(5) not modify, reverse engineer, decompile, or disassemble any Confidential Information disclosed by the Disclosing Party; and

(6) not directly or indirectly export or transmit any Confidential Information to any country to which such export or transmission is restricted by regulation or statute.

(ii) Each party will permit access to Confidential Information of the Disclosing Party only to its employees or authorized representatives with a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations substantially similar to, and at least as restrictive as, those contained herein. Notwithstanding any of the above, the Recipient may disclose Confidential Information in response to a valid order by a court or other governmental body, provided that the Recipient provides the Disclosing Party with adequate prior written notice of such disclosure, if reasonable under the circumstances, in order to permit the Disclosing Party to object to or seek confidential treatment or other protective measures for such information.

(iv) Exclusions. The Recipient’s obligations under subsection (b) will not apply with respect to any portion of the Confidential Information when the Recipient can document that:

(1) the Confidential Information is or becomes generally available to the public through no fault of the Recipient; or

(2) the Confidential Information was already in the Recipient’s possession free of any obligation of confidence at the time it was disclosed to the Recipient; or

(3) the Confidential Information was rightfully disclosed to Recipient by a third party free of any obligation of confidence; or

(4) the Confidential Information was independently developed by employees or agents of the Recipient who had no access to, and without reference to, any information communicated to the Recipient by the Disclosing Party, or

(5) the Parent and Purchaser must disclose the Confidential Information of the parties to satisfy U.S. securities laws and regulations.

(v) Return of Materials. Immediately upon termination or expiration of this Agreement, or upon written request of the Disclosing Party, the Recipient must return all Confidential Information, all documents or tangible media containing any such Confidential Information, and any and all copies or extracts thereof, within fifteen (15) calendar days, and permanently erase such materials in intangible form.

Section 5.7 Services Agreement. Prior to the Closing, if the parties agree to conclude a services agreement whereby the Purchaser will manage business and/or financial operations of the Company, then such a services agreement will be in substantially the form attached hereto as Exhibit C (the “Services Agreement”), which Services Agreement will be entered into by the parties simultaneously with the Closing.

Section 5.8 Satisfaction of Conditions Precedent. Each party agrees to use its respective commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 6, and the parties will use their respective commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

Section 5.9 Intellectual Property Carve-Out. Each party hereby acknowledges and agrees that the Purchaser shall not be acquiring certain Intellectual Property that is currently owned by the Company, and that following the date hereof, but prior to Closing, the Company shall cause all software other than any original OEM licenses for operating systems (“OS”), to be removed from the computers of the Company, other than as may be contemplated by the terms of the Services Agreement. For the avoidance of doubt, Purchaser hereby expressly acknowledges and agrees that it is not acquiring: (a) the servers, routers and switches that will remain on the Company’s site and support the Company’s network, which will be the Company’s property and (b) any computer software from the Seller or the Company in connection with this Agreement other than the original OEM licenses for OS that are included with the computers being acquired and that it will not be the owner of any such Intellectual Property remaining on the computers of the Company following Closing.

Section 5.10 Further Actions. Subject to the other express provisions of this Agreement, upon the request of either party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the transactions contemplated by this Agreement.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

Section 6.1 Conditions to the Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

(a) Performance of Covenants. All of the covenants and obligations that the Seller and Company are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects;

(b) Accuracy of Seller Representations and Warranties. The representations and warranties of the Seller and Company contained in this Agreement that are qualified by materiality shall be true, accurate and complete, and the representations and warranties of the Seller and Company contained in this Agreement that are not so qualified shall be true, accurate and complete in all material respects, in each case on and as of the Closing Date with the same effect as though made at such time, except for changes expressly contemplated by this Agreement and except for any particular representation or warranty that specifically addresses matters only as of a particular date (which shall remain true as of such date, to the extent required above);

(c) Consents. Each of the Governmental Authorizations and consents listed in Section 6.1(c) of the Seller Disclosure Schedule, if any, must have been obtained and must be in full force and effect, including, Parent making all filings with the U.S. Securities and Exchange Commission or “SEC” and completing all federal and state securities laws and regulations for this Agreement and the transactions contemplated herein. Parent must make such filings and do such compliance as a result of the transactions contemplated herein being material to Parent as the parent of Purchaser. Further, Parent shareholders and Board of Directors, and the Purchaser Board of Directors and stockholder, must review and approve this Agreement and all of the transactions contemplated herein and all such approvals are conditions precedent to the obligations of Purchaser under this Agreement. Company and Seller shall cooperate in good faith, diligent manner with the Purchaser and Parent to comply with the filing and disclosure requirements of the Parent in respect of this Agreement and transactions herein and under U.S. federal and state securities and corporate laws and regulations. The Purchaser and Parent shall have no obligation to consummate this Agreement unless all required compliance with U.S. federal securities laws and regulations are timely and fully satisfied. All deadlines applicable to Parent and Purchaser under this Agreement shall be extended to allow for SEC and Nevada state filings, shareholder meetings and consents, SEC and Nevada review and mailing of filings required under U.S. and state federal securities laws and regulations by Parent and Purchaser – whether or not for each Parent and Purchaser shareholders’ approval of the Agreement, all actions and transactions under this Agreement and all related matters.

(d) No Action. There must not be in effect any Law or Judgment, and there must not have been commenced or threatened any Proceeding, that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation; and

(e) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or circumstance shall have arisen or occurred since the date of this Agreement which has had or could reasonably be expected to have a Material Adverse Effect.

(f) Additional Documents. The Company and Seller will have each delivered or caused to be delivered each document that Section 2.5(a) requires it to deliver.

Section 6.2 Conditions to the Obligation of the Seller and Company. The obligation of the Seller and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

(a) Performance of Covenants. All of the covenants and obligations that the Purchaser is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects;

(b) Accuracy of Purchaser Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true, accurate and complete, and the representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true, accurate and complete in all material respects, in each case at and as of the time of Closing with the same effect as though made at such time, except for changes expressly contemplated by this Agreement and except for any particular representation or warranty that specifically addresses matters only as of a particular date (which shall remain true as of such date, to the extent required above).

(c) Consents. Each of the Governmental Authorizations and consents listed in Section 6.2(c) of the Purchaser and Parent Disclosure Schedule, if any, must have been obtained and must be in full force and effect;

(d) No Action. There must not be in effect any Law or Judgment, and there must not have been commenced or threatened any Proceeding, that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation; and

(e) Additional Documents. The Purchaser shall have delivered or caused to be delivered to the Seller each document that Section 2.5(b) requires it to deliver.

ARTICLE 7

TERMINATION

Section 7.1 Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated:

(a) by mutual consent of the Purchaser, Company and the Seller;

(b) by the Purchaser (i) if there has been a breach of any of the Seller’s or Company’s covenants or obligations contained in this Agreement, which would result in the failure of the condition set forth in Section 6.1(a), and which breach has not been cured within thirty (30) days after the notice of such breach from the Purchaser, or (ii) subject to Section 5.4, if there has been a breach of any of the Seller’s or Company’s representations and warranties contained in this Agreement, which would result in the failure of the condition set forth in Section 6.1(b);

(c) by the Company or the Seller (i) if there has been a breach of any of the Purchaser’s covenants or obligations contained in this Agreement and which breach has not been cured within 30 days after the notice of such breach from any of the Seller and Company;

(d) by either the Purchaser or the Seller or the Company if any Governmental Authority of competent jurisdiction has issued a non-appealable final Judgment or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(e) by either party strictly in accordance with the terms of Section 5.4;

(f) by either the Purchaser or the Seller or Company for any reason if the Closing has not occurred by the date that is ninety (90) days following the date of this Agreement, unless otherwise mutually agreed in writing by the parties, or such later date as the parties may agree in writing; provided, however, that a party cannot terminate under this provision if the failure of the Closing to occur is the result of the failure on the part of such party to perform any of its obligations hereunder (except the failure on the part of such party to satisfy a closing condition over which such party has no control); provided, however, that such ninety (90)-day period will be tolled for an additional period to the extent necessary for either party, as applicable, to satisfy the conditions set forth in Section 6.1(c) or Section 6.2(c), as applicable (except as set forth in Purchaser’s and Parent’s Section 6.2(a) and (c) of their Disclosure Schedule and in circumstances contemplated by Section 6.1(d) or 6.2(d)); or

(g) by the Purchaser if the Purchaser’s and Parent’s respective Board of Directors fails to approve this Agreement and the transactions contemplated herein by January 31, 2017 and the Purchaser’s and Parent’s respective shareholders fail to approve this Agreement and the transactions contemplated herein by June 30, 2017.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all obligations of the parties under this Agreement terminate without Liability against any party or its Affiliates, except that (a) the provisions of Section 5.6 (Confidentiality), this Section 7.2, Section 7.3 (Certain Effects of Termination) and Article 11 (General Provisions (except for Section 11.12 (Specific Performance)) will remain in full force and survive any termination of this Agreement and (b) if this Agreement is terminated by a party because of the breach of this Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired. Provisions that survive the termination of this Agreement shall survive for the maximum period allowed under applicable Laws.

Section 7.3 Certain Effects of Termination. If the Purchaser or the Seller or Company terminates this Agreement pursuant to Section 7.1, each party will comply with the Confidentiality provisions herein regarding the return and/or destruction of any information furnished to the other parties in connection with this Agreement.

ARTICLE 8

INDEMNIFICATION

Section 8.1 Indemnification by the Seller. In the event the Closing occurs, and subject to the limitations expressly set forth in Section 8.5, the Seller and Company will, during the Indemnification Period, jointly and severally, defend, indemnify and hold harmless the Purchaser and its Affiliates (including, after the Closing Date, the Company), and all directors, officers, employees, agents and stockholders of the Purchaser and its Affiliates (including Parent), and all heirs, executors, personal representatives, successors and assigns of the foregoing (collectively, the “Purchaser Indemnified Parties”) from and against any and all Losses incurred or suffered by the Purchaser Indemnified Parties (or any of them) arising or resulting from (a) any breach by any of the Seller or Company of their respective any representation or warranty set forth in Article 3 or (b) any breach by the Seller or Company, as the case may be, of any covenant, obligation or agreement set forth in this Agreement.

Section 8.2 Indemnification by the Purchaser. In the event the Closing occurs, and subject to the limitations expressly set forth in Section 8.5, the Purchaser will, during the Indemnification Period, defend, indemnify and hold harmless each the Seller, Company and their respective Affiliates, and all directors, officers, employees, agents and members or stockholders of the Seller, if any, and its Affiliates, and all heirs, executors, personal representatives, successors and assigns of the foregoing (collectively, the “Seller/Company Indemnified Parties”) from and against any and all Losses incurred or suffered by the Seller Indemnified Parties (or any of them) arising or resulting from (a) any breach by the Purchaser of any representation or warranty set forth in Article 4, (b) any breach by the Purchaser of any covenant, obligation or agreement set forth in this Agreement or (c) any Liability relating to, caused by or arising out of the ownership or operation of the Company by the Purchaser after the Closing Date to the extent the Seller are not obligated to indemnify and hold harmless the Purchaser Indemnified Parties against such Liability.

Section 8.3 Claim Procedure.

(a) A party that seeks indemnity under this Article 8 (an “Indemnified Party”) will give prompt written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party and (iii) a demand for payment of those Losses.

(b) If the Indemnified Party seeks indemnity under this Article 8 relating to a claim by another Person not a party to this Agreement (a “Third Party Claim”), then the Indemnified Party will deliver a Claim Notice to the Indemnifying Party and will include in the Claim Notice (i) the facts constituting the basis for such Third Party Claim and the amount of the damages claimed by the other Person, in each case to the extent known to the Indemnified Party, accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and (ii) notice of the commencement of any Proceeding relating to such Third Party Claim within five days after the Indemnified Party has received written notice of the commencement of such Proceeding. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except if such delay or deficiency materially prejudices or otherwise materially and adversely affects the rights of the Indemnifying Party with respect thereto.

(c) Within 30 days after the Indemnified Party’s delivery of notice of such Third Party Claim under this Section 8.3, the Indemnifying Party may assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party by giving to the Indemnified Party written notice of the intention to assume such defense. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party will control such defense.

(d) The party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense. The party controlling such defense (the “Controlling Party”) will diligently pursue such defense and will reasonably advise the Non-controlling Party on an ongoing basis of the status and defense of the Third Party Claim, and the Controlling Party will consider in good faith recommendations made by the Non-controlling Party. The Non-controlling Party will furnish the Controlling Party with such information as it may have with respect to the Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of the Third Party Claim.

(e) The Indemnifying Party will not agree to any settlement of, or the entry of any Judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party, which consent the Indemnified Party will not unreasonably withhold or delay; provided, however, that the consent of the Indemnified Party will not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or Judgment and such settlement or Judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any Judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, if such settlement or Judgment would impose any restriction on the conduct of the business of the Company or require the Company or the Purchaser to admit any violation of law or other wrongdoing, the Seller will not agree to any settlement of, or entry of any Judgment arising from, any such Third Party Claim without the prior written consent of the Purchaser, which will not be unreasonably withheld or delayed.

Section 8.4 Survival. All representations and warranties contained in this Agreement shall survive the Closing, irrespective of any investigation at any time made by or on behalf of any Indemnified Party. The waiver by either party hereto of any of its conditions for Closing based upon the accuracy of any representation or warranty of the other party or on the performance of or compliance with any covenant, agreement or obligation of the other party shall terminate such waiving party’s right to indemnification, reimbursement or other remedy based upon such representation, warranty, covenant, agreement or obligation under this Article 8 or Article 9. All representations and warranties contained in this Agreement shall expire on the date that is 12 months after the Closing Date; provided, however, that the representations and warranties contained in Sections 3.2 and 4.2 (Authority and Enforceability), Section 3.4(a) (Capitalization and Ownership) and Section 3.8(a) (Assets) shall continue in effect until sixty (60) days after the date which is the expiration of the applicable statute of limitations pertaining thereto, and the representations and warranties contained in Section 3.12 (Tax Matters) shall survive until the second (2nd) anniversary of the Closing Date (each such period, as applicable, the “Indemnification Period”). If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of any such representation or warranty, or a notice that, as a result of a Proceeding instituted or claim made by a Person not a party to this Agreement, the Indemnified Party reasonably expects to incur Losses, then the applicable representation or warranty will survive until the resolution of the matter covered by such notice. If the Proceeding or written claim with respect to which such notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party will promptly so notify the Indemnifying Party.

ARTICLE 9

CERTAIN TAX MATTERS

Section 9.1 Liability and Indemnification for Taxes.

(a) The Company will defend, indemnify and hold harmless the Purchaser Indemnified Parties against any Liability or obligation of the Company for (i) any Taxes with respect to any Pre-Closing Period (or for any Straddle Period to the extent allocable to the portion of such period beginning before and ending on the Closing Date), except to the extent accrued or reserved for as current Liabilities on the Balance Sheet and the Interim Balance Sheet; or (ii) any Taxes incurred in any Post-Closing Period but arising from the settlement or other resolution with a Governmental Authority of an asserted Tax Liability which relates to any Pre-Closing Period or Straddle Period (to the extent allocable to the portion of the Straddle Period beginning before and ending on the Closing Date). Such indemnification obligation of the Seller shall continue in effect until the third anniversary of the Closing Date.

(b) The Purchaser will defend, indemnify, and hold harmless the Company against any Liability or obligation of the Company for all Taxes with respect to any Post-Closing Period (or for any Straddle Period to the extent allocable to the portion of such period beginning after the Closing Date), except to the extent that such Losses for Taxes are attributable to any breach of representation, warranty, or covenant of the Seller hereunder relating to Taxes. Such indemnification obligation of the Purchaser shall continue in effect until the third anniversary of the Closing Date.

(c) With respect to any Straddle Period, any Taxes attributable to the Company will be allocated between the Pre-Closing Period and the Post-Closing Period by closing the books at the end of the Closing Date, except that Tax items of a periodic nature, such as property taxes or depreciation allowances calculated on an annual basis, will be allocated by apportioning a pro-rata portion of such Taxes to each day in the relevant Straddle Period.

Section 9.2 RESERVED.

Section 9.3 Cooperation. Company and the Purchaser agrees that it will:

(a) provide assistance to the other party as reasonably requested in preparing and filing Tax Returns and responding to Tax Proceedings (hereinafter defined) or Governmental Authority disputes;

(b) make available and deliver when requested to the other party as reasonably requested all information, records, and documents relating to Taxes concerning the Company; and

(c) retain any books and records that could reasonably be expected to be necessary or useful in connection with any preparation by any other party of any Tax Return, or for any Tax Proceeding. Such books and records will be retained until the expiration of the applicable statute of limitations (including extensions thereof). Thereafter, the Purchaser will not dispose of any such Tax Returns, books and records unless it first offers in writing such Tax Returns, books and records to the Seller and the Seller fails to accept such offer within 60 days of it being made.

Section 9.4 RESERVED.

Section 9.5 Characterization of Indemnification Payment. All indemnification payments made pursuant to Article 8 and Article 9 will be treated to the extent permitted under applicable Law as adjustments to the Purchase Price for all Tax purposes.

ARTICLE 10

OTHER AGREEMENTS

Section 10.1 Indemnification; Insurance. The Purchaser will not, for a period of two years after the Closing, take or permit any action to alter or impair any exculpatory or indemnification provisions now existing in the charter or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing (each an “Affiliate Indemnified Party”), except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing. Without limiting the generality of this Section 10.2, the provisions of this Section 10.1 are intended for the benefit of, and may be enforced by, each of the Affiliate Indemnified Parties and their respective heirs.

Section 10.2 Company Assets and Information.

(a) If, at any time after the Closing, any of the Seller finds itself, herself or himself in possession of any asset belonging to the Company, the Seller will promptly transfer, or cause to be transferred, such asset to the Company. The Seller will not use any such asset. For purposes of this provision, the parties acknowledge and agree that to the extent any information relates to both the Company and the Seller or any of its Affiliates, the Seller will be entitled to use and retain copies of such information as it sees fit.

(b) If, at any time after the Closing, the Seller or Company or the Purchaser identifies any tangible asset that is legally owned by the Company (and was owned by the Company immediately prior to Closing), but which is not located at the Company’s facilities and is not used by the Company in conducting its business (and was not used by the Company in conducting its business prior to Closing), then the parties agree to cooperate so as to cause such asset to be transferred from the Company to the Seller or its designee at no cost other than as set forth herein. To the extent any such asset is identified and transferred from the Company and such asset was included in the calculation of the Net Book Value of the Company pursuant to this Agreement, the Seller agrees to promptly reimburse the Purchaser for the value attributed to such asset in the calculation of the Net Book Value of the Company.

Section 10.3 RESERVED.

ARTICLE 11

GENERAL PROVISIONS

Section 11.1 Transfer Taxes; Capital Gains Taxes.

(a) Any sales, use, registration, transfer, stamp, value-added, GST, or other transfer Taxes, and all notarial fees arising out of or incurred in connection with the transfer of the C-Shares and Shares contemplated by this Agreement shall be borne by the Purchaser, and the Purchaser shall timely make such payments, including payment of the necessary documentary stamp tax no later than five (5) days after the close of the month in which the Deed of Assignment of Shares is executed.

(b) Promptly following the date hereof, the Seller shall prepare capital gains Tax Return, duly completed and executed by the the Seller, together with all necessary supporting documents in sufficient copies for filing with the BIR and shall file such capital gains Tax Return with the necessary department of the BIR as promptly as practicable following the date hereof. The Seller shall use all commercially reasonable efforts to obtain the Certificate Authorizing Registration (“CAR”) issued by the BIR expressly authorizing the Corporate Secretary of the Company to effect in its corporate books the transfer of the Shares under the name of the Seller to the Purchaser as soon as practicable following the date hereof; provided, however, that the parties hereby acknowledge that such CAR may not be issued by the BIR prior to the Closing Date. The Seller covenants and agrees that they will prepare and file a capital gains Tax Return in connection with the transaction contemplated hereby, together with all necessary supporting documents, with the BIR and pay the Philippine capital gains Tax (including any applicable interest and penalties) due as promptly as practicable.

(c) The parties hereby acknowledge and agree that in accordance with applicable Law, the Secretary of the Company may not (i) evidence the transfer of the Shares to the Purchaser in the Stock and Transfer Book of the Company or (ii) issue new stock certificates for the Shares to the Purchaser and its nominee directors until the BIR (x) has been satisfied that the capital gains Tax and documentary stamp Tax have been paid or are not imposable, as evidenced by a duly issued confirmatory ruling by the BIR, and (y) has issued (A) a tax clearance certificate and (B) the CAR authorizing the registration of the Shares in the name of the Purchaser.

Section 11.2 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

(a)

If to the Seller:

Jimmy S. Soo,

Address: 9th Floor, Sage House, 110 V.A. Rufino Street,

Legaspi Village, Makati City, Philippines 1229

Telephone: +63917 830 3955

Email: jimmy_soo@yahoo.com

(b)

If to the Company:

Rosemarie G. Angala, General Manager

TapServices, Inc.

Address: Unit 510 East Tower, Philippines Stock Exchange Centre, Exchange Road

Ortigas Center, Pasig City, Philippines 1605

Telephone: (632) 571 9616

Email: rosemarie.angala@value-exch.com.

(c)

If to the Purchaser/Parent:

Tan Seng Wee, Kenneth, Chief Executive Officer

Value Exchange International, Inc.

Address: 7/Fl., Darton Tower, 142 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong

Telephone: (852) 29504288

Email: kenneth.tan@value-exch.com

with a copy (which will not constitute notice) to:

PW Richter, Esq.

PW Richter plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

USA

Telephone (804) 644-2182

Cell (804) 725-7299

Email: prosage@comcast.net

Section 11.3 Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

Section 11.4 Waiver and Remedies. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

Section 11.5 Entire Agreement. This Agreement (including the parties’ Disclosure Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. Parties’ Disclosure Schedules and all Exhibits referenced herein are incorporated herein by reference and made a part of this Agreement.

Section 11.6 Assignment and Successors. This Agreement binds and benefits the parties and their respective successors and assigns. The Purchaser may not assign any rights under this Agreement without the prior written consent of the Seller and Company, except that the Purchaser may at any time, without the Seller’s consent or Company’s consent, assign its rights hereunder to any Affiliate of the Purchaser. No party may delegate any performance of its obligations under this Agreement, except that the Purchaser may at any time delegate the performance of its obligations (other than the obligation to pay the Purchase Price) to any Affiliate of the Purchaser so long as the Purchaser remains fully responsible for the performance of the delegated obligation. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and the Indemnified Parties who are not parties to this Agreement (who shall be third party beneficiaries of this Agreement), any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

Section 11.7 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

Section 11.8 RESERVED.

Section 11.9 Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

Section 11.10 Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

Section 11.11 Governing Law. Unless any Exhibit or Schedule specifies a different choice of law, the internal laws of the Nevada, United States of America (without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and its Exhibits and Schedules and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.

Section 11.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

Section 11.13 Jurisdiction and Service of Process. Any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the courts of the State of Nevada, United States of America, or, if it has or can acquire jurisdiction, in the United States District Court for Nevada. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. Any party to this Agreement may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.2. Nothing in this Section 11.13, however, affects the right of any party to serve legal process in any other manner permitted by law. If any Proceeding is brought in connection with this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover reasonable attorneys’ fees, accounting fees, and other costs incurred in connection with such Proceeding, in addition to any other relief to which it may be entitled.

Section 11.14 Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 11.15 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL ANY PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE OR LOST SALES) IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT REGARDLESS OF WHETHER THE NONPERFORMING PARTY IS ADVISED, HAS OTHER REASON TO KNOW, OR IN FACT KNOWS OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

Section 11.16 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

The parties have executed and delivered this Agreement as of the date first stated above and indicated in the first sentence of the preamble of this Agreement.

AGREED AND ACCEPTED BY THE FOLLOWING ON THE DATE FIRST WRITTEN ABOVE:

TAPSERVICES, INC., a Philippines corporation

By: ______________________________________

Name: Rosemarie G. Angala

Title: General Manager

Signature: /s/ Rosemarie G. Angala

ATTEST:

By: _________________________________________

Name: Gloria S. Daradal

Title: Secretary

Date: January 23, 2017

VALUE EXCHANGE INT’L (CHINA) LIMITED, a company organized under the laws of Hong Kong SAR

By: _________________________________________

Name: Tan Seng Wee, Kenneth

Title: CEO

Signature: /s/ Tan Seng Wee, Kenneth

ATTEST:

By: _________________________________________

Name: Doris Kong

Title: Secretary

Date: January 23, 2017

SELLER:

Print Full Legal Name: Jimmy S. Soo

Signature: /s/ Jimmy S. Soo

Name (if Seller is an entity): N/A

Title (if Seller is an entity): N/A

Schedule 2.1

Name of Seller	Number of Shares Owned	Number of Shares being sold to Purchaser	Purchase Price payable to Seller	Number of Shares Owned after Sale	Account for wire or ACH of Purchase Price	Percentage of Shares owned after Sale
Jimmy S. Soo	1,250	1,250	Peso 125,000	0	(attached)	0

In accordance with the terms and conditions of the Agreement, and per a subscription approved by the PSEC, the Company will issue or cause the issuance of 88,044 C-Shares to Purchaser at the Closing.

Total number of Shares issued and outstanding as of Closing Date: 1,250 plus subscription issuance of 88,044.

EXHIBIT A:

DEED OF ASSIGNMENT OF SHARES OF STOCK

KNOW ALL MEN BY THESE PRESENTS that this Deed of Assignment of Shares of Stock is executed by:

A. Jimmy S. Soo, of legal age, a citizen of Philippines, married, and resident of 9th Floor, Sage House, 110 V.A. Rufino Street, Legaspi Village, Makati City, Philippines 1229, Philippines, (hereinafter referred to as the “Seller”), in favor of

B. Value Exchange Int'l (China) Limited, a corporation duly organized under the laws of Hong Kong SAR (hereinafter referred to as the “Buyer”), located at 7/F Darton Tower, 142 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong SAR.

WITNESS THAT:

The Seller is the absolute and exclusive beneficial and registered owner of One Thousand Two Hundred Fifty (1,250) common shares, with a par value of One Hundred Pesos (Php 100.00), (hereinafter referred to as the “Common Shares”), covered by Stock Certificate No. [1-5], of TAPServices, Inc., a corporation duly organized and existing under and by virtue of the laws of the Republic of Philippines, (hereinafter referred to as the “Corporation”), with SEC Registration No. CS200904525, and with principal office address of Unit 510 East Tower, Philippines Stock Exchange Centre, Exchange Road, Ortigas Center, Pasig City, Philippines 1605.

NOW THEREFORE, Seller, for and in consideration of the sum of One Hundred Twenty-Five Thousand Pesos (Php 125,000.00), Philippine currency, to Seller in hand paid by and acknowledged by Seller to have received from Buyer, does hereby SELL, CEDE, TRANSFER and CONVEY, unto the Buyer all of the Common Shares, free from any liens and encumbrances whatever.

Upon the signing of this Deed of Sale of Shares of Stock, hereby appoints the Buyer as his duly constituted proxy, with full power and authority to represent and vote the Common Shares at any and all stockholders’ meetings, or any any adjournment thereof, on all matters that may be brought before said meetings, including election of directors, as fully to all intents and purposes as the Seller might do if present and acting.

Any and all expenses incidental to the conveyance and registration of the transfer of Common Shares from the name of the Seller to the name of the Buyer, such as documentary stamp tax, transfer fees, registration expenses and the like shall be the sole and exclusive account of the Buyer, except for the capital gains tax, if any, which shall be for the sole account of the Seller.

The Corporate Secretary of the Corporation is hereby requested by Seller and Buyer to record this sale of Common Shares in the Stock and Transfer Book of the Corporation. The Corporate Secretary is hereby authorized by the Seller to transfer the Common Shares in the name of the Buyer in the books of the Corporation.

This Deed is subject in all respects to the terms and conditions set out in the Agreement, which is hereby incorporated by reference and made an integral part hereof.

This Deed is deemed executed and takes effect only as of the date of execution hereof by Buyer.

IN WITNESS WHEREOF, the Seller and the Buyer have each signed this Deed of Assignment of Shares of Stock on the date indicated under their respective names.

Seller's Signature: ______________________________________________

ACKNOWLEDGMENT

REPUBLIC OF PHILIPPINES)

CITY OF MAKATI) S.S

Before me, the Notary Public, for and in 9th Floor, Sage House, 110 V.A. Rufino Street, Legaspi Village, Makati City, Philippines, personally came and appeared before me Jimmy S. Soo, the Seller under the foregoing Deed of Assignment of Shares of Stock, with Competent Evidence of identity by way of Philippines Passport number: EB8667237, issued at Philippines on July 15, 2013, known to me and to me known to be the same person who executed the foregoing Deed of Sale of Shares of Stock and he acknowledged to me that the same is his free and voluntary act and deed.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No. ______________

Page No._______________

Book No. _____________

Series of 2016

Doc. No. ______________

Page No._______________

Book No. _____________

Series No._____________

EXHIBIT A-1: Same form as Exhibit A – to be attached.

EXHIBIT B: PROXY

IRREVOCABLE PROXY

TO VOTE STOCK OF

TAPSERVICES, INC.

The undersigned stockholder (“Stockholder”) of TapServices, Inc., a Philippines corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the VALUE EXCHANGE INT’L (CHINA) LIMITED., a company organized under the laws of Hong Kong SAR (“Proxy”), or any other designee of Proxy, as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by Stockholder as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given Stockholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and Stockholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any Person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below). “Person” means a natural person, group, corporation, partnership, limited liability company, business trust, other trust, organization, association, or other entity.

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Stock Purchase Agreement (“Agreement”), and is granted in consideration of the Agreement and the purchase of Shares thereunder. As used herein, the term “Expiration Time” shall mean the earlier of (i) the Effective Time, (ii) the date and time of the valid termination of the Agreement in accordance with its terms, (iii) such date and time designated by Proxy in a written notice to Stockholder or (iv) the written agreement of Parent and Stockholder to terminate this Proxy.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Time, to act as Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the laws of the Republic of the Philippines), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: in favor of approval of the Agreement, approval and adoption of the Agreement and any matter that could reasonably be expected to facilitate the Agreement and all transaction therein, and against any proposal against the Agreement and the transactions therein and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect any of the transactions contemplated by the Agreement.

The attorney and proxy named above may not exercise this Irrevocable Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of Stockholder and any obligation of Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder.

[SIGNATURE PAGE FOLLOWS]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: January 23, 2017

Signature: /s/ Jimmy S. Soo

By: JIMMY SOO

Shares beneficially owned on the date hereof: 125,000 shares of Company Common Stock

EXHIBIT C: SERVICES AGREEMENT – NONE

SELLER & COMPANY DISCLOSURE SCHEDULES

Seller’s Schedule 1.1(a) Knowledge.

The following persons have “Knowledge” for the Seller and the Company: Jimmy Soo.

SECTION 3.3: CONFLICTS, None.

SECTION 3.04(a): OPTIONS, WARRANTS FOR SHARES: None.

SECTION 3.7: ABSENCE OF SIGNIFICANT CHANGES IN COMPANY: None.

SECTION 3.8(b): EXCEPTIONS TO COMPANY OWNERSHIP OR LEASE OF ITS OPERATING ASSETS: None.

SECTION 3.9(B): LEASES OF PROPERTY/OFFICES BY COMPANY

LIST:

The company rent an office at 24B Summit One Officer Tower, Bgy. Highway Hills, 530 Shaw Blvd., Mandaluyong City, Philippines

SECTION 3.11 CONTRACTS

LIST:

a. Car loan with Security Bank – vehicle being used by Sir Cesar (year 2015)

b. Car loan with Rizal Commercial Banking Corporation – vehicle being used by Sir Al (year 2015)

c. Contract for Services with Robinsons Convenience Store, Inc. (MNS) – Hardware and Helpdesk Contract (year 2016)

d. Contract for Services with Generali Pilipinas Insurance, Inc. (year 2016)

e. Contract for Services with Retalix, Ltd. (year 2016)

SECTION 3.12: TAX FILINGS NOT MADE BY COMPANY

RETURNS NOT FILED LIST: N/A, all tax returns were filed for 2015 and 2016

LIST AUDITS SINCE 2016: No Tax Audit was conducted by Tax Authorities for both years.

SECTION 3.12(h): Tax returns of the Company are filed with Republic of Philippines and its political/tax jurisdictions

SECTION 3.13(a) COMPANY PLAN:

LIST: NONE

SECTION 3.13(e)

COMPANY PENSION PLAN: Pension Plan/Retirement Benefit is required by authority; we have this but it is not just being funded.

SECTION 3.14: COMPANY EMPLOYEES PENDING RESIGNATIONS

LIST: NONE KNOWN

SECTION 3.14(c) WAGES OR COMPENSATION NOT PAID WHEN DUE

LIST: NONE

SECTION 3.15: GOVERNMENT AUTHORIZATIONS NECESSARY TO COMPANY BUSINESS: No specific requirement

SECTION 3.16: LITIGATION AGAINST COMPANY

LIST: NONE

SECTION 3.17: COMPANY INSURANCE POLICIES

LIST: Life Insurance with Cocolife Insurance – P500,000 (US$10,869.56/p.a.) policy coverage per staff for the year 2016.

SECTION 3.20 COMPANY BANK ACCOUNTS

LIST OF BANK ACCOUNTS:

1. Rizal Commercial Banking Corporation (A/C 7589-23239-3)– Bo. Kapitolyo, Pasig City, Philippines

2. Security Bank (A/C 0000000193997) – Ground Floor, PSEC, Ortigas Centre, Pasig City, Philippines

3. BDO (A/C 00681007-5843) – Octagon Centre, San Miguel Avenue, Pasig City, Philippines

4. Robinsons Bank (Peso A/C 165230000022) – P. Tuazon, Cubao, Quezon City, Philippines

5. Robinsons Bank (Dollar A/C 1065502000000-49) P. Tuazon, Cubao, Quezon City, Philippines

PERSONS AUTHORIZED UNDER BANK ACCOUNTS:

LIST:

1.

Alfredo B. Santiano III

2.

Rosemarie G. Angala

PARENT/PURCHASER DISCLOSURE SCHEDULE

The following persons have knowledge for the Purchaser and Parent:

Channing Au

Kenneth Tan

SECTION 6.2 (a) and (c): GOVERNMENT AUTHORIZATIONS

Parent must file with the SEC the following documents with the SEC: Form 8-K announcing the signing of the Agreement; written consent statement containing full disclosures about Company and Parent; and preliminary and then definitive information statement announcing Company, Purchaser and Parent board and shareholder approval of the Agreement. If the Parent cannot obtain the necessary written consents for approval of Agreement from its shareholders, the Parent will have to conduct a shareholders meeting and such a shareholders meeting will require the filing of preliminary and definitive proxy statements with the SEC. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE AGREEMENT, ALL DEADLINES APPLICABLE TO THE PARENT AND PURCHASER IN THE AGREEMENT WILL BE EXTENDED WITHOUT ANY NOTICE OR CONSENT OF THE PARTIES FOR SUCH PERIOD AS IS REASONABLY REQUIRED TO MAKE FILINGS, CONDUCT SHAREHOLDER MEETINGS AND OBTAIN APPROVAL OF THE SEC IN RESPECT OF PARENT’S SHAREHOLDERS’ APPROVAL OF THE AGREEMENT. SUCH AN EXTENSION SHALL NOT CONSTITUTE A BREACH OF THE AGREEMENT OR A FAILURE TO PERFORM BY THE PARENT OR PURCHASER AND COMPANY AND SELLER WAIVE ANY CLAIMS AND CAUSES OF ACTION BASED ON IN WHOLE OR IN PART THEREON.